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                                    EXHIBIT D

                             JOINT FILING AGREEMENT



                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock of Paxson Communications Corporation dated July 21, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.



Dated as of:  July 21, 1997     LANDMARK COMMUNICATIONS, INC.



                                By:/s/ Louis F. Ryan
                                   -----------------------------------------
                                    Louis F. Ryan
                                    Executive Vice President, General Counsel
                                       & Secretary





                                LANDMARK BROADCASTING, INC.





                                By:/s/ Louis F. Ryan
                                   -----------------------------------------
                                    Louis F. Ryan
                                    Vice President & Secretary




                                LANDMARK TELEVISION, INC.


                                 By:/s/ Louis F. Ryan
                                    -----------------------------------------
                                    Louis F. Ryan
                                    Assistant Secretary




                                 THE TRAVEL CHANNEL, INC.



                                 By:/s/ Louis F. Ryan
                                    -----------------------------------------
                                     Louis F. Ryan
                                     Vice President & Secretary